UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2013, in connection with the appointment of Mark Wooldridge, the Chief Accounting Officer of Panera Bread Company (the “Company”), as Controller, the Compensation and Management Development Committee of the Board of Directors of the Company, approved an increase in Mr. Wooldridge’s annual base salary from $175,100 to $200,000, effective November 6, 2013. In addition, Mr. Wooldridge shall be eligible, prospectively, for annual grants under the Company’s 2005 Long Term Incentive Program, a sub-plan under the Company’s 2006 Stock Incentive Plan (“LTIP”), in an amount equal to 50% of his base salary, which shall include a Performance Award equal to 25% of his base salary, a Choice Award equal to 12.5% of his base salary, and a Restricted Stock Award equal to 12.5% of his base salary (each as defined in the LTIP). All such LTIP awards shall be granted pursuant to the terms and conditions described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	November 4, 2013	By:	/s/ SCOTT G. BLAIR
		Name:	Scott G. Blair
		Title:	Senior Vice President, Chief Legal Officer